EXHIBIT 10.35
RARE Hospitality International, Inc. Deferred Compensation Plan Trust GRANTOR TRUST AGREEMENT
This Grantor Trust Agreement (this "Trust Agreement'') is entered into and effective May15, 2024 by and between Darden Restaurants, Inc. (the "Company") and Delaware Charter Guarantee & Trust Company, a Delaware corporation conducting business under the trade name of Principal Trust Company® (the "Trustee").

Recitals

(a)    WHEREAS, the Company has adopted the nonqualified deferred compensation plans and agreements (the "Arrangements") listed in Attachment A to this Trust Agreement;

(b)WHEREAS, the Company has incurred or expects to incur liability under the terms of such Arrangements with respect to the individuals participating in such Arrangements (the "Participants and Beneficiaries");

(c)    WHEREAS, the Company previously established the RARE Hospitality International, Inc. Deferred Compensation Plan Trust (the 'Trust'') and contributed to the Trust assets that shall be held therein, subject to the claims of the Company's creditors in the event of the Company's Insolvency, as herein defined, until paid to Participants and Beneficiaries in such manner and at such times as specified in the Arrangements and in this Trust Agreement;

(d)    WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Arrangements as one or more unfunded plans maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); and

(e)WHEREAS, it is the intention of the Company to make contributions to the Trust to provide itself with a source of funds to assist it in satisfying its liabilities under the Arrangements.

(f)WHEREAS,

X This is an amendment and restatement of the above-named Trust.
__ This is a newly-established trust.

NOW, THEREFORE, the parties do hereby establish, or amend and restate, the Trust as indicated above and agree that the Trust shall be comprised, held, and disposed of as follows:

Section 1.    The Trust
(a)The Trust is intended to be a granter trust, of which the Company is the "Granter," within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended (the "Code"), and shall be construed accordingly.

(b)The Company shall be considered a Grantor for the purposes of the Trust.

(c)The Trust is irrevocable.

(d)The Company previously deposited with the Trustee in the Trust an initial contribution (the "Initial Contribution") which became the principal of the Trust to be held, administered, and disposed of by the Trustee as provided in this Trust Agreement.

(e)    The principal of the Trust and any earnings thereon shall be held separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes of Participants and Beneficiaries and general creditors as herein set forth. Participants and Beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Arrangements and this Trust Agreement shall be unsecured contractual rights of Participants and Beneficiaries against the Company. Any assets held by the Trust will be subject to the claims of the general creditors of the Company under federal and state law in the event the Company is Insolvent, as defined in Section 3(a) herein.
(f)The Company, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property acceptable to the Trustee into the Trust to augment the principal to be held, administered, and disposed of by the Trustee as provided in this Trust Agreement. Neither the Trustee nor any Participants and Beneficiaries shall have any right to compel additional deposits.

(g)    In addition to the Initial Contribution, the Company shall make such other contributions as shall from time to time be authorized by due corporate action. Any such contribution made by the Company may be in cash, by letter of credit or, in such property (including, without limitation, publicly traded securities issued by the Company) as the Company may determine. The Company shall keep accurate books and records with respect to the interest of the Participants and Beneficiaries in any Arrangements and shall provide copies of such books and records to the Trustee at any time as the Trustee shall request.

(h)Upon a Change in Control, as that term is defined in the Arrangements, the Company shall, as soon as possible, but in no event longer than ninety (90) days following the occurrence of the Change in Control, make an irrevocable contribution to the Trust in an amount that is sufficient (taking into account the Trust assets, if any, resulting from prior contributions) to fund the Trust in an amount equal to no less than one hundred percent (100%) but no more than one hundred twenty percent (120%) of the amount necessary to pay all Participants and Beneficiaries the benefits to which Participants and Beneficiaries would be entitled pursuant to the terms of the Arrangements as of the date on which the Change in Control occurred.

(i)The duties of the Trustee shall be limited to the assets held in the Trust, and the Trustee shall have no duties with respect to assets held by any other person, including, without limitation, any other trustee. The Trustee shall be the sole trustee under this Trust Agreement. If another entity (including any persons, corporate or individual) is appointed by the Company as a trustee, the Trustee and the other entity shall not be considered co-trustees. Rather, each trustee shall be solely responsible for the assets it possesses and for purposes of allocating fiduciary responsibility and liability.

Section 2.    Payments to participants and beneficiaries
(a)The Company shall deliver to Trustee a schedule (the "Payment Schedule") that indicates the amounts payable in respect of Participants and Beneficiaries, that provides a formula or other instructions acceptable to Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Arrangements), and the time of commencement for payment of such amounts.

(b)The Trustee shall make payments to the Participants and Beneficiaries in accordance with the Payment Schedule only if the Company has engaged the Trustee to do so through a separate agreement for payment services ("Paying Agency Agreement").

In the absence of a Paying Agency Agreement, the Company may direct the Trustee to provide assets from the Trust to the Company, in which case the Company will make payments to the Participants and Beneficiaries in accordance with the Payment Schedule and report and pay taxes related to such payments to the appropriate taxing authorities. The Company may only request assets for such payments as they become due under the terms of the Arrangements and acknowledges that the Company shall have full liability for ensuring the payments are made and tax withholding is submitted within a reasonable time after receipt of the Trust assets. The Company shall indemnify the Trustee for any claims related to the release of the Trust assets.

The Trustee's responsibility for withholding, reporting, and remitting Federal, state, and local taxes with respect to payments shall be limited as set forth herein. It shall be the Company's responsibility for all other withholding, reporting, and remitting. The entitlement of Participants and Beneficiaries to benefits under the Arrangements shall be determined by the Company under the Arrangements, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Arrangements.

(c)    The Company may make payment of benefits directly to Participants and Beneficiaries as they become due under the terms of the Arrangements and, in connection with such payment, may request to be reimbursed therefore from the Trust, so long as such request is made not later than one hundred and twenty (120) days following the payment of benefits by the Company. If the Company requests reimbursement from the Trust, the Company shall provide to the Trustee documentation that payments were made in compliance with the Arrangements and this Trust Agreement. The Trustee shall be entitled to rely on such documentation. The Company shall notify the Trustee of its decision to make payment of benefits prior to the time amounts are payable to Participants and Beneficiaries.

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In addition, if the principal of the Trust and any earnings thereon are not sufficient to make payments of benefits in accordance with the terms of the Arrangements, the Company shall make the balance of each such payment as it falls due in accordance with the Arrangements. The Trustee shall notify the Company where principal and earnings are not sufficient. Nothing in this Trust Agreement shall relieve the Company of its liabilities to pay benefits due under the Arrangements except to the extent such liabilities are met by application of assets of the Trust. Trustee shall not be liable for the inadequacy of the Trust to pay any amounts due under the Arrangements.

Section 3.        Trustee responsibility regarding payments participants and beneficiaries when the Company is insolvent
(a)The Trustee shall cease payment of benefits to Participants and Beneficiaries if the Company is Insolvent. The Company shall be considered "Insolvent" for purposes of this Trust Agreement if (i) the Company is unable to pay its debts as they become due, or (ii) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

(b)At all times during the continuance of this Trust Agreement, the principal and income of the Trust shall be subject to claims of general creditors of the Company under federal and state law as set forth below.

(1)    The Board of Directors and the Chief Executive Officer of the Company shall have the duty to inform the Trustee in writing that the Company is Insolvent. If a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become Insolvent, the Trustee shall determine whether the Company is Insolvent and, pending such determination, the Trustee shall discontinue payment of benefits to Participants and Beneficiaries.

(2)Unless the Trustee has actual knowledge that the Company is Insolvent, or has received notice from the Company or a person claiming to be a creditor alleging that the Company is Insolvent, the Trustee shall have no duty to inquire whether the Company is Insolvent. The Trustee may in all events rely on such evidence concerning the Company's solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Company's solvency.

(3)    If at any time the Trustee has determined that the Company is Insolvent, the Trustee shall discontinue payments to Participants and Beneficiaries and shall hold the assets of the Trust for the benefit of the Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Participants and Beneficiaries to pursue their rights as general creditors of the Company with respect to benefits due under the Arrangements or otherwise.

(4)The Trustee shall resume the payment of benefits to Participants and Beneficiaries in accordance with Section 2 of this Trust Agreement only after the Trustee has been directed by a court of competent jurisdiction to resume payments or the Board of Directors and the Chief Executive Officer of the Company certifies that the Company is not Insolvent (or is no longer Insolvent). The Trustee shall be entitled to rely conclusively on such direction or certification without a duty of further investigation.

(c)    Provided that there are sufficient assets, if the Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Participants and Beneficiaries under the terms of the Arrangements for the period of such discontinuance, less the aggregate amount of any payments made to Participants and Beneficiaries by the Company in lieu of the payments provided for hereunder during any such period of discontinuance.

Section 4.    Payments to the Company
(a) Except as provided in Section 2(b), Section 2(c), Section 3, and Section 4(b) hereof, the Company shall have no right or power to direct the Trustee to return to the Company or to divert to others any of the Trust assets before all payment of benefits have been made to Participants and Beneficiaries pursuant to the terms of the Arrangements.

(b) In the event that the Company determines that the Trust assets exceed one hundred twenty percent (120%) of the anticipated benefit obligations and Administrative Expenses (as defined in Section 11) that are to be paid under the Arrangements, the Trustee, at the written direction of the Company, shall distribute to the Company such excess portion of Trust assets.

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Section 5.    Investment authority
(a)The Company shall direct the Trustee with respect to investments, subject to the following:

(1)The Company may direct the Trustee to invest in any assets acceptable to the Trustee, including mutual funds and Policies (as defined in Section 6).

(2)The Company may direct the Trustee to segregate all or a portion of the Trust in a separate investment account or accounts and may appoint one or more investment managers and/or an investment committee established by the Company to direct the investment and reinvestment of each such investment account or accounts. In such event, the Company shall notify the Trustee of the appointment of each such investment manager and/or investment committee. No such investment manager shall be related, directly or indirectly, to the Company, but members of the investment committee may be employees of the Company. Thereafter, the Trustee shall make every sale or investment with respect to such investment account as directed in writing by the investment manager or investment committee.

(3)    It shall be the duty of the Trustee to act strictly in accordance with each direction received from the Company, an investment manager or investment committee. The Trustee shall be under no duty to question any such direction, to review any securities or other property held in such investment account or accounts acquired by it pursuant to such directions or to make any recommendations to the Company, investment managers or investment committee with respect to such securities or other property.

(4)Notwithstanding the foregoing, the Trustee, without obtaining prior approval or direction from the Company, an investment manager or investment committee, shall invest cash balances held by it from time to time in short term cash equivalents including, but not limited to, through the medium of any short term fund established and maintained by the Trustee or its affiliate subject to the instrument establishing such fund, U.S. Treasury Bills, commercial paper (including such forms of commercial paper as may be available through the Trustee or its affiliate), certificates of deposit (including certificates issued by the Trustee or its affiliate in its separate corporate capacity), and similar type securities, with a maturity not to exceed one year; and, furthermore, sell such short term investments as may be necessary to carry out the instructions of an investment manager or investment committee regarding more permanent type investment and directed distributions.

(5)At the direction of the Company, an investment manager or investment committee, the Trustee shall exercise any and all voting rights associated with the Trust assets, give proxies, participate in any voting trusts, mergers, consolidations or liquidations, tender shares and exercise stock subscriptions or conversion rights.
(6)The Trustee shall neither be liable nor responsible for any loss resulting to the Trust by reason of any sale or purchase of an investment directed by the Company, an investment manager or investment committee nor by reason of the failure to take any action with respect to any investment which was acquired pursuant to any such direction in the absence of further directions of the Company, such investment manager or investment committee.

(b)The Trustee may rely upon any order, certificate, notice, direction, or other documentary confirmation purporting to have been issued by the Company, investment manager or investment committee which the Trustee believes to be genuine and to have been issued by the Company, investment manager or investment committee. The Trustee shall not be charged with knowledge of the termination of the appointment of any investment manager or investment committee until it receives written notice thereof from the Company.

(c)The Company shall have the right at any time, and from time to time in its sole discretion, to substitute assets (other than securities issued by the Trustee or the Company) of equal fair market value for any asset held by the Trust. This right is exercisable by the Company in a nonfiduciary capacity without the approval or consent of any person in a fiduciary capacity.

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Section 6.    Insurance contracts
(a)In accordance with directions from the Company, an investment manager or investment committee, Trustee shall apply for, pay premiums on and maintain in force on the lives of Participants and Beneficiaries, individual ordinary or individual or group term or universal life insurance policies, variable universal life insurance policies, survivorship life insurance policies or annuity policies ("Policy" or "Policies") (including any policies issued by an affiliate of the Trustee). The Trustee shall be under no duty to make inquiry as to the propriety of the type or amount so specified.
(b)    All Policies shall provide that the Trust shall be the owner thereof with the power to exercise all rights, privileges, options, and elections granted by or permitted under such Policy or under the rules of the insurer. The exercise by the Trustee of any incidents of ownership under any Policy shall be subject to the direction of the Company.

(c)The Trustee shall have no power to: (1) name a beneficiary of the Policy other than the Trust; (2) assign the Policy (as distinct from conversion of the policy to a different form) other than to a successor trustee; or (3) loan to any person the proceeds of any borrowing against such Policy; provided, however, notwithstanding the foregoing limitations, the Trustee may, if so directed, loan to the Company the proceeds of any borrowing against a Policy held as an asset of the Trust.
(d)No insurer shall be deemed to be a party to this Trust Agreement, and an insurer's obligations shall be measured and determined solely by the terms of Policies and other agreements executed by the insurer.

Section 7.    Disposition of income
During the term of this Trust Agreement, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

Section 8.    Accounting by the Trustee
The following provisions shall apply to the records and accounting for the Trust:

(a)The Trustee or its designee shall provide the Company with an accounting of its transactions as soon as practical after the last day of each year, and, upon the agreement of the Company and the Trustee, such accounting may be provided more frequently. The Company agrees to receive such report or accounting electronically. If the fair market value of an asset in the Trust is not available when necessary for accounting or reporting purposes, the fair value of the asset shall be determined in good faith by the Company, assuming an orderly liquidation at the time of such determination. If there is a disagreement between the Trustee and anyone as to any act or transaction reported in an accounting, the Trustee shall have the right to have its account settled by a court of competent jurisdiction. The Trustee shall be entitled to hold and to commingle the assets of the Trust in one fund for investment purposes at the direction of the Company; the Trustee may create one or more sub-accounts.
(b)Any such report or accounting is open to inspection by the Company for a period of ninety (90) days following the date it is provided. At the end of the ninety-day period, the Trustee is released and discharged as to any matters set forth in the report or accounting, except with respect to any act or omission as to which the Company has filed a written objection claiming negligence, willful misconduct, or lack of good faith within the ninety-day period.
(c)The Trustee shall retain its records relating to the Trust as long as necessary for the proper administration thereof and at least for any period required by applicable law.

Section 9.    Complementary powers of the Trustee
In exercising its powers under Section 5 of this Trust Agreement and discharging its duties generally under this Trust Agreement, the Trustee shall have the following powers with respect to the Trust:

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(a)The Trustee may hire and pay reasonable compensation from the Trust to agents, brokers, broker/dealers, attorneys, accountants, actuaries, investment advisors, custodians, financial consultants, or other persons, (in each case who may be affiliates of the Trustee), whose advice or services the Trustee may deem necessary in carrying out its duties and powers under this Trust Agreement, and the Trustee may rely on any determinations made by such professionals.

(b)The Trustee may make, execute, acknowledge, and deliver any instruments that may be necessary to carry out the powers granted it, including custodial agreements.

(c)The Trustee may consult with legal counsel (who may also be counsel for the Company generally) with respect to any of its duties or obligations hereunder.

(d)The Trustee may appoint and remove sub-custodians, which may be an affiliate of Trustee, to carry out such of the provisions of this Trust Agreement as the Trustee may from time to time direct. The Trustee shall be liable for the acts or omissions of a sub-custodian to the same extent as if the action or omission were performed by the Trustee itself, taking into account the facts and circumstances and the established local market practices and laws prevailing in the particular jurisdiction in which the Company elects to invest.

(e)The Trustee may hold assets in the Trustee's name or in the name of a nominee and to cause assets to be held by such custodian, transfer agent, broker, broker/dealer, or other party as appropriate to carrying out the Trustee's duties under this Trust Agreement.

(f)The Trustee may perform all acts necessary, in the Trustee's judgment, for the proper performance of the Trustee's duties under this Trust Agreement.

Section 10. Limitation of the Trustee's liability
(a)The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that the Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by the Company which is contemplated by, and in conformity with, the terms of the Arrangements and this Trust and is given in writing by the Company. In the event of a dispute between the Company and a party, the Trustee may apply to a court of competent jurisdiction to resolve the dispute.

(b)    To the extent not prohibited by applicable law, the Company shall indemnify, defend and hold the Trustee and its affiliates, and their respective directors, managers, officers, employees, agents and other representatives (each, an "Indemnified Party") harmless from any and all losses, damages, penalties, liabilities, claims, costs, or expenses, including but not limited to reasonable attorneys' fees and expenses (each, a "Loss"), (i) resulting from any action, inaction, failure to act or omission taken pursuant to the terms of this Trust Agreement or in connection with the administration of the Trust, unless the Indemnified Party's action, inaction, failure to act or omission constitutes gross negligence or willful misconduct under applicable law, (ii) to the extent a Loss is caused by reason of any action, inaction, failure to act or omission on the part of any previous trustee or successor trustee, (iii) sustained or in anticipation of sustaining when instituting, maintaining, or defending any suit, action or other legal proceedings, (iv) resulting from the Company's failure to properly pay benefits under the Arrangements, (v) resulting from the Company's failure to properly withhold and remit federal, state or local taxes in connection with payments from the Trust except to the extent the Trustee has agreed to withhold and/or remit any such taxes under the Paying Agency Agreement or (vi) resulting from errors caused by inaccurate reporting or failure of the asset's third-party custodian to provide accurate information.

The Company shall be reimbursed, indemnified, and held harmless by the Trustee against any and all costs, losses, claims, damages, expenses, and liabilities including, but not limited to, taxes, governmental charges, legal and attorney's fees and disbursements reasonably incurred by or imposed against the Company sustained as a direct result of Trustee's gross negligence, fraud, or willful misconduct in the performance of its duties under this Trust Agreement.

The foregoing rights to indemnification are conditioned upon the indemnifying party's receipt of reasonable notice of any claim and an opportunity to correct any alleged mistake, defend against any claim, and meaningfully participate in any settlement proceedings.

Notwithstanding anything herein to the contrary, "negligence" for purposes of this indemnification provision shall not include the Trustee's failure to consider the prudence or imprudence of any direction from the Company or any authorized representative of the Company

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(c)    Notwithstanding anything to the contrary in this Trust Agreement, in no event shall the Trustee be liable for any indirect, consequential, special, incidental, or punitive damages of any kind whatsoever (including, without limitation, lost profits) with respect to the services provided pursuant to this Trust Agreement, regardless of whether Trustee has been advised of the possibility of such damages.

(d)The Trustee shall have, without exclusion, all powers conferred on the Trustee by applicable law, unless expressly provided otherwise herein.

(e)Notwithstanding any powers granted to the Trustee pursuant to this Trust Agreement or to applicable law, the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of Section 301.7701-2 of the Procedure and Administration Regulations promulgated pursuant to the Code.

(f)The Trustee is not a party to, and has no duties or responsibilities under, the Arrangements, other than those that may be expressly contained in this Trust Agreement. In any case in which a provision of this Trust Agreement conflicts with any provision in the Arrangements, this Trust Agreement shall control.

(g)The Trustee shall have no duties, responsibilities, or liability with respect to the acts or omissions of any prior or successor trustee.

(h)The provisions of this Section, and any indemnification or hold harmless provisions in this Trust Agreement shall survive the termination, amendment, or expiration of this Trust Agreement.

Section 11. Compensation and expenses of the Trust and the Trustee
The Trustee shall receive reasonable compensation for services provided under this Trust Agreement as agreed to from time to time with the Company. The Trustee shall be entitled to reimbursement for all reasonable and necessary costs, expenses, and disbursements incurred by it in the performance of such services. To the extent not prohibited by applicable law, and to the extent the Trust is funded, the Company hereby agrees that the Trustee shall have a continuing lien and security interest upon the Trust if Trustee or any of its affiliates or agents: (a) advances financial assets to the Company for any purpose; or (b) incurs expenses, fees, charges, taxes, assessments, claims, liabilities or other indebtedness (collectively, "Administrative Expenses") in connection with the performance of this Trust Agreement or other services provided for the Arrangements.

The Trustee may also pay other expenses, as directed by the Company, from the Trust in the same manner as described above. The Trustee is hereby authorized to collect Administrative Expenses and compensation as described above. Compensation for an investment manager shall be paid from the Trust if not paid directly by the Company. The Trustee shall not be responsible for determining the reasonableness of any compensation to be paid to an investment manager.

Section 12. Resignation and removal of the Trustee
(a)The Trustee may resign at any time by written notice to the Company, which shall be effective ninety (90) days after receipt of such notice unless the Company and the Trustee agree otherwise.

(b)The Trustee may be removed by the Company on ninety (90) days' notice or upon shorter notice accepted by the Trustee.

(c)    Upon resignation or removal of the Trustee and appointment of a successor trustee, all assets shall subsequently be transferred to the successor trustee. The transfer shall be completed within ninety (90) days after receipt of notice of resignation, removal, or transfer, unless the Company extends the time limit.

(d)    If the Trustee resigns or is removed, a successor shall be appointed by the Company, in accordance with Section 13 hereof, by the effective date of resignation or removal under paragraph(s) (a) or (b) of this Section. If no such appointment has been made, the Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of the Trustee in connection with the proceeding shall be allowed as Administrative Expenses of the Trust.

Section 13. Appointment of Successor
(a)If the Trustee resigns or is removed in accordance with Section 12 hereof, the Company may appoint, subject to Section 12, any third party, such as a bank trust department or other third party that may be granted corporate trustee powers under

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state law, as a successor to replace the Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the successor trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the Company or the successor trustee to evidence the transfer.

(b)The successor trustee need not examine the records and acts of any prior trustee and may retain or dispose of existing Trust assets, subject to Sections 8 and 10 hereof. The successor trustee shall not be responsible for and the Company shall indemnify and defend the successor trustee from any claim or liability resulting from any action or inaction of any prior trustee or from any other past event, or any condition existing at the time it becomes successor trustee.

Section 14. Amendment or termination
(a)This Trust Agreement may be amended by a written instrument executed by the Trustee and the Company, except as otherwise provided in this Section. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Arrangements or shall make the Trust revocable.

(b)Upon written approval of all Participants and Beneficiaries entitled to payment of benefits pursuant to the terms of the Arrangements, the Company may terminate this Trust prior to the time all benefit payments under the Arrangements have been made. All assets in the Trust at termination shall be returned to the Company.

Section 15. Force Majeure
Notwithstanding anything to the contrary contained herein, except as required by applicable law, the Trustee shall not be responsible or liable for its failure to perform under this Trust Agreement or for any losses to the Trust resulting from any event beyond the reasonable control of the Trustee, its agents, affiliates or sub-custodians including but not limited to nationalization, strikes, expropriation, devaluation, seizure, eminent domain or similar action by any governmental authority, de facto or de jure; or enactment, promulgation, imposition or enforcement by any such governmental authority of currency restrictions, exchange controls, levies or other charges affecting the Trust's property; or the breakdown, failure or malfunction of any utilities, telecommunications systems, or computer systems; or any order or regulation of any banking or securities industry including changes in market rules and market conditions affecting the execution or settlement of transactions; or poor or incomplete data provided by the Company; or acts of war, terrorism, insurrection or revolution; pandemic or acts of God; or any similar event, or any other unusual circumstances not reasonably within the control of Trustee.

Section 16. Miscellaneous

(a)    Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

(b)The Company hereby represents and warrants that all of the Arrangements have been established, maintained and administered in accordance with all applicable laws, including without limitation, ERISA. The Company hereby indemnifies and agrees to hold the Trustee harmless from all liabilities, including attorneys' fees, relating to, or arising out of the establishment, maintenance, and administration of the Arrangements. To the extent the Company does not pay any of such liabilities in a reasonably timely manner, the Trustee may obtain payment from the Trust. If at any time the Trust fails to meet the requirements of the Internal Revenue Code Section 409A, the Company shall determine, withhold, report, and remit all taxes thereunder, as applicable.

(c)Except as provided for in a domestic relations order meeting the requirements of Code Section 414(p)(1)(B), as determined by the Company or its delegate, benefits payable to Participants and Beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered, or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

(d)This Trust Agreement shall be governed by and construed in accordance with the laws of Delaware.

(e)If a provision of this Trust Agreement requires that a communication or document be provided to the Trustee in writing or written form, that requirement may also be satisfied by a facsimile transmission, electronic mail or other electronic transmission of text (including electronic records attached thereto), if the Trustee reasonably believes such communication or document has been signed, sent or presented (as applicable) by any person or entity authorized to

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act on behalf of the Company. Any electronic mail or other electronic transmission of text will be deemed signed by the sender if the sender's name or electronic address appears as part of, or is transmitted with, the electronic record. The Trustee will not incur any liability to anyone resulting from actions taken in good faith reliance on such communication or document. Nor shall the Trustee incur any liability in executing instructions from any person or entity authorized to act on behalf of the Company prior to receipt by it of notice of the revocation of the written authority of such person or entity.

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IN WITNESS WHEREOF, this Trust Agreement has been executed on behalf of the parties hereto on the day and year first above written.

Darden Restaurants, Inc.                    Delaware Charter Guarantee & Trust Company,
a Delaware Corporation conducting business under the trade name of Principal Trust Company, as Trustee

By    /s/ Scott Brophy                    By    /s/ Nicole Schneider

Print Name    Scott Brophy                    Print Name    Nicole Schneider

Business Title    VP and Treasurer                Business Title    Processing Specialist II

Date        5/23/24                    Date        6/27/24

Contract # 471980

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Attachment A

The following Arrangements are covered by this Trust:

RARE Hospitality International, Inc. Deferred Compensation Plan

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